UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 9, 2015 (February 4, 2015)
Date of Report (Date of earliest event reported)

Rentrak Corporation
(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7700 NE Ambassador Place
Portland, Oregon 97220
(Address of Principal Executive Offices and Zip Code)
503-284-7581
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Rentrak Corporation, an Oregon corporation (“Rentrak”) and certain of its subsidiaries (collectively, the “Company”), entered into an asset purchase agreement effective as of January 31, 2015 (the “Asset Purchase Agreement”) with Vobile, Inc., a California corporation (“Vobile”), to sell the assets associated with the Company’s pay-per-transaction packaged-media rental business (the “Business”). Pursuant to the Asset Purchase Agreement, the Company agreed to sell all of the assets used primarily in the Business, including agreements with customers and vendors (the “Purchased Assets”). Vobile agreed to hire all of the employees of the Business to continue running the business and will rent space in the Company’s offices in Portland, Oregon.

In consideration for the purchase of the Purchased Assets, Vobile agreed to assume specified liabilities of the Company, to pay $1 million cash, to make a $1 million promissory note in favor of the Company, and to issue to the Company 2,847,143 shares of Vobile’s Series D Preferred Stock (the “Stock Consideration”) having an aggregate liquidation preference of $5 million. Vobile also agreed to pay cash for the PPT Business’s positive net working capital. The purchase price is subject to adjustments for any claims for indemnification by Vobile. In connection with the issuance of the Stock Consideration, Vobile granted the Company certain minority investor rights, including information rights, a right to a board observer, registration and voting rights, and a right of first refusal and co-sale.

The Asset Purchase Agreement contains various representations, warranties, covenants, indemnification obligations and other provisions customary for a transaction of this nature, including, among others, the Company’s covenant not to solicit employees of the Business transferred to Vobile, and not to compete with the Business, each of which is subject to certain limitations.

The foregoing description of the Asset Purchase Agreement and the transactions it contemplates, does not purport to be complete, and is qualified in its entirety by reference to the copy of the Agreement which is filed as an exhibit hereto and is incorporated by reference herein. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purpose of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Vobile, or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about the Company and Vobile that the respective companies include in reports, statements and other filings the Company makes with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company sold the assets associated with the its pay-per-transaction packaged-media rental business to Vobile pursuant to the Asset Purchase Agreement effective January 31, 2015.

The information contained in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

On February 5, 2015, Rentrak issued a press release announcing completion of the sale of its pay-per-transaction packaged-media rental business to Vobile. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(b)    Pro forma financial information.

As furnished in Exhibit 99.2 hereto, Rentrak has provided the unaudited pro forma condensed consolidated balance sheet of Rentrak Corporation as of December 31, 2014, the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2014 and for the nine months ended December 31, 2014, and the related notes thereto, to reflect the transactions described in Item 2.01 above.

(d)    Exhibits.

Exhibit 2.1	Asset Purchase Agreement, effective January 31, 2015, by and between Rentrak Corporation and certain of its subsidiaries, and Vobile, Inc.
Exhibit 99.1	Press Release dated February 5, 2015
Exhibit 99.2	Unaudited pro forma condensed consolidated financial statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 9, 2015

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
	Name:	David I. Chemerow
	Title:	Chief Operating Officer, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, effective January 31, 2015, by and between Rentrak Corporation and certain of its subsidiaries, and Vobile, Inc.

99.1	Press Release dated February 5, 2015

99.2	Unaudited pro forma condensed consolidated financial statements